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EXHIBIT 31.2

                                 CERTIFICATIONS

I, James W. Kerrigan, certify that:

     1. I have reviewed this amendment number 1 to the quarterly report on Form 10-Q/A of Lantronix, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;


Date:  September 14, 2005                                /S/ JAMES W. KERRIGAN
                                                    ----------------------------
                                                    James W. Kerrigan
                                                    Chief Financial Officer